                               [ALLTEL LOGO W/R]

                               ALLTEL CORPORATION
                 One Allied Drive - Little Rock, Arkansas 72202
                            Telephone (501) 661-8000

                                                                March 4, 1994

Dear Stockholder:

The 1994 Annual Meeting of Stockholders of ALLTEL Corporation will be held on Thursday, April 21, 1994, for the purposes set forth in the accompanying notice. The matters to be voted upon are explained in the proxy statement included with the notice.

It is very important that you complete and return your proxy as promptly as possible.

                                            Sincerely,

                                            Joe T. Ford
                                            Chairman and
                                            Chief Executive Officer

                               ALLTEL CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 21, 1994

To the Stockholders of
ALLTEL Corporation:

     Notice Is Hereby Given That the 1994 Annual Meeting of Stockholders of ALLTEL Corporation ("ALLTEL") will be held in the ALLTEL Auditorium, One Allied Drive, Little Rock, Arkansas 72202, on Thursday, April 21, 1994, at 11:00 a.m. (local time), for the following purposes:

     1. To elect directors to the class whose term will expire in 1997.
     2. To consider and vote on a proposal to adopt the ALLTEL Corporation 1994 Stock Option Plan for Employees.
     3. To consider and vote on a proposal to adopt the ALLTEL Corporation 1994 Stock Option Plan for Nonemployee Directors.
     4. To approve the material terms of the ALLTEL Corporation Performance Incentive Compensation Plan.
     5. To approve the material terms of the ALLTEL Corporation Long-Term Performance Incentive Compensation Plan.
     6. To elect independent auditors for the current fiscal year.
     7. To transact such other business as may properly come before the meeting or any adjournment thereof.

     A copy of the Annual Report for the calendar year 1993 has been mailed to each stockholder receiving this Notice.

     Only holders of the Common Stock and of each series of the voting Cumulative Preferred Stock, $25 par value, of record at the close of business on February 25, 1994, are entitled to notice of and to vote at the meeting or at any adjournment thereof; holders of unexchanged stock certificates of certain companies previously acquired by ALLTEL are entitled to notice of the meeting and shall be entitled to vote if they have exchanged their stock certificates for ALLTEL certificates by April 21, 1994.

                                            By Order of the Board of Directors,
                                            FRANCIS X. FRANTZ,
                                            Secretary.
Little Rock, Arkansas
March 4, 1994

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE FILL IN, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT

                 ONE ALLIED DRIVE, LITTLE ROCK, ARKANSAS 72202

                ANNUAL MEETING OF STOCKHOLDERS -- APRIL 21, 1994

To the Stockholders:

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ALLTEL Corporation ("ALLTEL") to be used at its 1994 Annual Meeting of Stockholders to be held on Thursday, April 21, 1994, and at any adjournment or adjournments thereof. Shares represented by properly executed proxies will be voted at the meeting. If a choice is specified by a stockholder, the proxy will be voted in accordance with that choice. Any proxy may be revoked at any time insofar as it has not been exercised.

     This Proxy Statement is being mailed to stockholders beginning on March 4, 1994.

     The close of business on February 25, 1994, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. On the record date, there were outstanding and entitled to vote 187,633,809 shares of Common Stock and 340,792 shares of voting Cumulative Preferred Stock; up to 67,012 additional shares of Common Stock would be entitled to vote in the event the unexchanged stock certificates of certain companies previously acquired by ALLTEL were exchanged for ALLTEL certificates by April 21, 1994. On all matters to be acted upon at the meeting, each share of Common Stock is entitled to one vote per share, and each share of voting Cumulative Preferred Stock is entitled to one vote per share (share for share with the holders of the Common Stock). Under Delaware law and ALLTEL's Restated Certificate of Incorporation, if a quorum is present at the meeting (a) the five nominees for election as directors for the term ending in 1997 who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote shall be elected directors for the term ending in 1997 and (b) proposals 2 through 6 and any other matters submitted to a vote of the stockholders must be approved by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting will have the practical effect of voting against any of the other matters because the abstention results in one less vote for approval. Broker nonvotes on one or more matters will have no impact because they are not considered "shares present" for voting purposes.

                             ELECTION OF DIRECTORS

     The ALLTEL Board of Directors presently consists of fourteen members divided into three classes, one class consisting of four members and two classes consisting of five members. Messrs. Alfred E. Campdon, currently a member of the class whose term expires in 1994, John H. McConnell, currently a member of the class whose term expires in 1995, and Walter G. Olson, currently a member of the class whose term expires in 1996, will retire as directors at the 1994 Annual Meeting in accordance with the retirement policy for directors specified in Article X of ALLTEL's Bylaws. Messrs. Ben W. Agee, Joe T. Ford, Emon A. Mahony, Jr., and Ronald Townsend, currently members of the class whose term expires in 1994, and John P. McConnell (who is John H. McConnell's son), currently not a member of the ALLTEL Board of Directors, are nominees for election at the Annual Meeting for the term ending in 1997. Effective upon the election of directors at the Annual Meeting and the retirement of Messrs. Campdon, John H. McConnell, and Olson, the Board of Directors will consist of twelve members divided into three classes, one of which will consist of three members (the class of 1995), one of which will consist of four members (the class of 1996), and one of which will consist of five members (the class of 1997).

     Unless otherwise directed, the persons named in the accompanying form of proxy will vote that proxy for the election of the five persons named below, with each to hold office for a term of three years until the 1997 Annual Meeting or until his successor is elected and qualified. In case any nominee is unable to serve (which is not anticipated), the persons named in the proxy may vote for another nominee of their choice. For each nominee and each director whose term expires in 1995 and 1996, there follows a brief listing of principal occupations for at least the past five years, other major affiliations, ALLTEL Board Committees, and age. The year in which each such person was initially elected as an ALLTEL director is also set forth below; the year indicated for each of Messrs. Ford, Mahony, and Tiedemann is the year in which his directorship commenced with Allied Telephone Company (their directorships with ALLTEL commenced on October 25, 1983, the date on which Allied Telephone Company merged with ALLTEL).

                                   NOMINEES -- TERM ENDING 1997
                  BEN W. AGEE, Consultant; former Chairman of the Board and Chief Executive Officer and director of CP National Corporation until it was acquired by ALLTEL on December 30, 1988, at which time he became a director of ALLTEL. Member of Compensation Committee. Age 67.

                  JOE T. FORD, Chairman of the Board and Chief Executive Officer of ALLTEL; prior to April 1993, Chairman of the Board, President, and Chief Executive Officer of ALLTEL. Director of Duke Power Corporation and The Dial Corp. Director of ALLTEL since 1960. Chairman of Executive Committee. Age 56.

EMON A. MAHONY, JR., President and director of Arkansas
Oklahoma Gas Corporation, Fort Smith, Arkansas. Director of
ALLTEL since 1980. Member of Audit Committee and Chairman of
Pension Trust Investment Committee. Age 52.

JOHN P. MCCONNELL, Vice Chairman and Chief Executive Officer and director of Worthington Industries, Inc., Columbus, Ohio (engaged in metal processing and manufacturing); from June 1992 until June 1993, Vice Chairman of Worthington Industries, Inc. and, prior to June 1992, President of JMAC, Inc. and Vice President-General Manager of The Worthington Steel Company. Not currently a Director of ALLTEL. Age 40.

RONALD TOWNSEND, President of Gannett Television Group,
Gannett Co., Inc., Arlington, Virginia. Director of
NationsBank Corporation. Director of ALLTEL since 1992. Member of Audit Committee. Age 52.

                DIRECTORS -- TERM ENDING 1995
MAX E. BOBBITT, President of ALLTEL; prior to April 1993, Executive Vice President and Executive Vice President and Chief Financial Officer of ALLTEL. Director of Comdial Corporation and LDDS Communications, Inc. Director of ALLTEL since 1990. Age 49.

                  GEORGE C. MCCONNAUGHEY, Of Counsel to Thompson, Hine and Flory, Attorneys, Columbus, Ohio. Director of ALLTEL since 1966. Member of Executive Committee. Age 68.

                  JOHN H. MCCONNELL, Chairman and director of Worthington Industries, Inc., Columbus, Ohio (engaged in metal processing and manufacturing); prior to June 1993, Chairman and Chief Executive Officer of Worthington Industries, Inc. Director of ALLTEL since 1982. Member of Compensation and Executive Committees. Age 70.

                  PHILIP F. SEARLE, Consultant to SunBanks, Inc., Orlando, Florida, for which he served as Chairman of the Board and director until December 31, 1985; former Chairman and Chief Executive Officer and director of Flagship Banks Inc. until January 1, 1984, at which time it merged into SunBanks, Inc. Director of SunBank/Gulf Coast and of SunBank/Southwest Florida. Director of ALLTEL since 1961. Chairman of Audit Committee and member of Nominating Committee. Age 69.

                                  DIRECTORS -- TERM ENDING 1996
                  W. W. JOHNSON, Chairman of the Executive Committee and director of NationsBank Corporation, Charlotte, North Carolina (a bank holding company). Director of The Liberty Corporation and Duke Power Corporation. Director of ALLTEL since 1990. Chairman of Compensation Committee and member of Nominating Committee. Age 63.

WALTER G. OLSON, Of Counsel to Orrick, Herrington & Sutcliffe,
Attorneys, San Francisco, California. Director of ALLTEL since
December 30, 1988; former director of CP National Corporation prior to that date. Member of Audit Committee. Age 70.

JOHN E. STEURI, Chairman of the Board and Chief Executive Officer of Systematics Information Services, Inc., a wholly-owned subsidiary of ALLTEL; prior to January 1992, Chairman of the Board, President, and Chief Executive Officer of Systematics Information Services, Inc. Director of National Computer Systems. Director of ALLTEL since 1990. Age 54.

CARL H. TIEDEMANN, General Partner of Tiedemann, Boltres Partners, New York, New York (an investment management partnership); former President of Donaldson, Lufkin & Jenrette, Inc. until his retirement in 1980. Director of Curtice Burns, Inc., Piedmont Management Company, Dillon Reed Fund, and Kleinwort Benson Fund. Former Governor of the American Stock Exchange, advising director of Nikko Securities International, and director of Winrock International. Director of ALLTEL since 1980. Member of Compensation and Pension Trust Investment Committees. Age 67.

WILLIAM H. ZIMMER, JR., Vice Chairman and director of
Cincinnati Financial Corporation, Cincinnati, Ohio (an insurance holding company). Director of ALLTEL since 1985.
Chairman of Nominating Committee and member of Executive and Audit Committees. Age 64.

     During 1993, there were six meetings of ALLTEL's Board of Directors. With the exception of Messrs. Campdon and Johnson, all of the directors attended 75% or more of the meetings of the Board and Board Committees on which they served; attendance averaged 92% at those meetings. The standing Committees of the Board are the Executive Committee, Audit Committee, Compensation and Incentive Stock Option Committee, Pension Trust Investment Committee, and Nominating Committee. The functions of the Audit, Compensation, and Nominating Committees are described below.

     The Audit Committee held two meetings during 1993. This Committee meets with ALLTEL's independent public accountants, internal auditors, and financial executives, reviews the scope and results of audits by the internal auditors and the independent public accountants, recommends nomination of independent public accountants to the Board, reviews procedures for internal auditing, reviews management responses to audit reports, reviews the implementation of the Code of Conduct, and reviews various other matters, including the adequacy of internal controls and security, application of new accounting rules, and other issues that may from time to time be of concern to the Committee or to the members of the Board.

     The Compensation Committee held four meetings during 1993, at which it reviewed and made recommendations to the Board with respect to fixing compensation of and benefits for ALLTEL's principal officers. Members of the Compensation Committee serve as members of the Incentive Stock Option Committee, which met twice during the year.

     The Nominating Committee held three meetings during 1993. The Nominating Committee is responsible for making recommendations to the Board of Directors concerning the size and composition of the Board and the selection of candidates as nominees for election as directors. The Committee will consider qualified candidates recommended by stockholders, who should submit any such recommendations to the Nominating Committee, in care of the Corporate Secretary, One Allied Drive, Little Rock, Arkansas 72202, with a detailed statement of the qualifications of those candidates.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     Set forth below is certain information, as of February 25, 1994, with respect to any person known to ALLTEL to be the beneficial owner of more than 5% of any class of ALLTEL's voting securities, all of which are shares of Common
Stock:

                                      NAME AND ADDRESS                     AMOUNT AND NATURE              PERCENT OF
     TITLE OF CLASS                 OF BENEFICIAL OWNER                 OF BENEFICIAL OWNERSHIP             CLASS
- -------------------------    ----------------------------------    ----------------------------------    ------------
Common Stock                 Stephens Group Inc.                   16,607,920 shares (sole voting and        8.85
                             111 Center Street                     investment power)
                             Little Rock, AR 72201
Common Stock                 Cincinnati Financial                  12,832,508 shares (sole voting and        6.84
                             Corporation                           investment power)
                             P. O. Box 14596
                             Cincinnati, OH 45250-5496

     Set forth below is certain information, as of February 25, 1994, as to shares of each class of ALLTEL equity securities beneficially owned by each of the non-management directors and nominees, each of the executive officers identified in the Summary Compensation Table on page 12, and by all directors and executive officers of ALLTEL as a group. Except as otherwise indicated by footnote, all shares reported below are shares of Common Stock, and the nature of the beneficial ownership is sole voting and investment power:

                                                                              AMOUNT AND NATURE            PERCENT OF CLASS
                                     NAME OF BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP          (IF 1% OR MORE)
                             ----------------------------------------    ---------------------------     ---------------------
NON-MANAGEMENT               Ben W. Agee                                             54,000                       --
DIRECTORS AND                Alfred E. Campdon                                       85,818(a)                    --
NOMINEES                     W. W. Johnson                                           22,000                       --
                             Emon A. Mahony, Jr.                                     52,872(b)                    --
                             George C. McConnaughey                                  34,246(c)                    --
                             John H. McConnell                                        4,770                       --
                             John P. McConnell                                        2,000                       --
                             Walter G. Olson                                          6,800                       --
                             Philip F. Searle                                         3,400(d)                    --
                             Carl H. Tiedemann                                       15,590                       --
                             Ronald Townsend                                            500                       --
                             William H. Zimmer, Jr.                                   6,880                       --
NAMED EXECUTIVE              Joe T. Ford                                            701,390(e)                    --
OFFICERS                     Max E. Bobbitt                                         240,903(e)                    --
                             John E. Steuri                                         706,054(e)                    --
                             Francis X. Frantz                                       74,000(e)                    --
                             Dennis J. Ferra                                         67,368(e)                    --
ALL DIRECTORS AND
EXECUTIVE OFFICERS
AS A GROUP                                                                        2,076,618(f)                    1.1

- ---------------

(a) Includes 400 shares of voting Cumulative Preferred Stock; excludes 23,620 shares held by Mr. Campdon's child and 26,963 shares held by Mr. Campdon's spouse as trustee, with respect to which Mr. Campdon disclaims beneficial ownership.

(b) Includes 1,500 shares held by Mr. Mahony's spouse, with respect to which Mr. Mahony has shared investment power and no voting power.

(c) Excludes 20,208 shares held by Mr. McConnaughey's spouse, with respect to which Mr. McConnaughey disclaims beneficial ownership.

(d) Includes 400 shares held by Mr. Searle's child, with respect to which Mr. Searle has shared investment power and no voting power.

(e) Includes shares that the indicated persons have the right to acquire (through the exercise of options) within 60 days after February 25, 1994, as follows: Joe T. Ford (205,000), Max E. Bobbitt (160,000), John E. Steuri (500,000), Francis X. Frantz (64,000), and Dennis J. Ferra (42,000).

(f) Includes 1,175,768 shares that members of the group have the right to acquire (through the exercise of options) within 60 days after February 25, 1994.

                         COMPARATIVE STOCKHOLDER RETURN

     Set forth below is a line graph showing a five year comparison of cumulative total stockholder return on Common Stock, the Standard & Poor's 500 Stock Index, and an index of a group of peer issuers consisting of the following companies: Ameritech Corporation, Bell Atlantic Corporation, BellSouth Corporation, Cincinnati Bell Inc., GTE Corporation, Lincoln Telecommunications Company, Nynex Corporation, Pacific Telesis Group, Rochester Telephone Corporation, Southern New England Telecommunications Corporation, Southwestern Bell Corporation, Sprint Corporation, and U S West, Inc. The returns of the group of peer issuers have been weighted according to their respective stock market capitalizations at the beginning of each period for which a return is indicated.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

                                                   TELECOM-
      MEASUREMENT PERIOD                          MUNICATIONS
    (FISCAL YEAR COVERED)           ALLTEL           INDEX          S&P 500
12/31/88                              100             100             100
12/31/89                              167             159             132
12/31/90                              152             151             127
12/31/91                              181             164             166
12/31/92                              229             181             179
12/31/93                              292             213             197

*Assumes that $100 was invested on the last trading day of 1988 and that all dividends were reinvested.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     This report provides information concerning compensation determinations by ALLTEL's Compensation Committee (the "Committee") for compensation reported for 1993 with respect to ALLTEL's Chief Executive Officer and ALLTEL's other executive officers including the officers names in the compensation tables in this Proxy Statement. In connection with those determinations, the Committee reviewed compensation information from a group of 13 telecommunications and information services companies that compete in ALLTEL's principal lines of business, adjusted by regression analysis to account for the relative sizes of ALLTEL and the comparison group. This comparison group is not identical to the group of peer issuers identified in the Comparison of Five-Year Cumulative Total Return graph on page 8.

     The Committee is comprised entirely of independent, nonemployee directors, none of whom has any "interlocking" relationships as defined for proxy statement disclosure purposes.

BASE SALARIES

     The Committee reviews the base salaries of ALLTEL's executive officers annually and adjusts base salaries on the basis of the corresponding mean base salaries of the comparison group and the Committee's subjective judgment of each executive officer's performance during the prior year. The Committee does not assign a precise weighting to the foregoing components. The executive officers' base salaries in 1993 were approximately 5% below the corresponding mean base salaries of the comparison group.

     As reflected in the Summary Compensation Table on page 12, Mr. Ford's base salary was increased in 1993 by $25,000 (4.5%). The Committee determined Mr. Ford's base salary for 1993 on the basis of Mr. Ford's performance during 1992 (by reference to ALLTEL's "total return" to ALLTEL stockholders during 1992 of 26.3%) and a comparison of Mr. Ford's 1992 base salary to the mean salary of CEO's in the comparison group. The Committee did not assign a precise weighting to the foregoing components.

ANNUAL INCENTIVES

     ALLTEL's Performance Incentive Compensation Plan (the "Incentive Plan") provides ALLTEL's executive officers with the opportunity to receive annual cash incentive payments if ALLTEL achieves certain financial performance targets established by the Committee at the beginning of each year. The Committee establishes the targeted amounts of those potential payments so that, if the executive officers receive the targeted amounts, their total direct compensation (base salary plus bonus) will approximate the mean total direct compensation of corresponding officers of the comparison group.

     For 1993, the financial performance targets were based 50% on earnings per share, 25% on return on equity, and 25% on a return to ALLTEL stockholders exceeding the average return on the comparison group. The targeted earnings per share was a 6% increase over 1992, the targeted return on equity was 18.52%, and the targeted excess return was 20%.

     As reflected in the Summary Compensation Table, Mr. Ford received a $429,813 cash incentive payment under the Incentive Plan for 1993, which reflects a 150% level of achievement on the earnings per share target, a 150% level of achievement on the return on equity target, and a 148% level of achievement on the excess stockholder return target.

LONG TERM INCENTIVES

     ALLTEL's Long-Term Performance Incentive Compensation Plan (the "Long-Term Incentive Plan") provides ALLTEL's executive officers with the opportunity to receive cash incentive payments based on a three-year measurement period if ALLTEL achieves a prescribed earnings-per-share target during that period. The Committee believes this plan design focuses ALLTEL's executive officers on ALLTEL's long-term financial success.

     The Committee establishes the targeted amounts of those potential payments so that, if the executive officers receive the targeted amounts, their net total compensation (base salary plus Incentive Plan and Long-Term Incentive Plan payments and stock option grants) will approximate the mean net total compensation of corresponding officers of the comparison group. With respect to cash incentive payments received by ALLTEL's executive officers for the three year measurement period of 1991-1993, the targeted objective was an 8% increase in earnings per share for each year. As reflected in the Summary Compensation Table, Mr. Ford received a $135,417 cash incentive payment under the Long-Term Incentive Plan for 1993 with respect to the three-year measurement period of 1991-1993, which reflects a 100% level of achievement on the targeted objective.

     ALLTEL's 1991 Stock Option Plan allows ALLTEL's executive officers to receive options to buy specified numbers of shares of Common Stock at the market price on the date of grant. The Committee believes that stock options encourage and reward effective management that results in long-term creation of stockholder value because options granted to ALLTEL executive officers will provide value to them only if ALLTEL's stock price appreciates after the date of the grant. The Committee granted stock options to all ALLTEL executive officers during 1993. Mr. Ford received options to purchase 100,000 shares of Common Stock at an exercise price of $29, as detailed on the Option Grants in 1993 table on page 13. The Committee established the respective numbers of options granted to ALLTEL's executive officers on the basis of their levels of responsibility and accountability.

RECENT TAX LAW CHANGES

     Section 162(m) of the Internal Revenue Code, as added by the Revenue Reconciliation Act of 1993, generally will not allow a deduction in years after 1993 for annual compensation in excess of $1,000,000 paid to ALLTEL's Chief Executive Officer or to any other ALLTEL officer or executive whose individual compensation during the year would be required to be disclosed in ALLTEL's annual proxy statement by reason of being among ALLTEL's four highest compensated officers for the year (other than the Chief Executive Officer). This limitation on deductibility does not apply to certain compensation, including compensation that is payable solely on account of the attainment of one or more performance goals. In order for the exception for performance-based compensation to apply, however, the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to stockholders and approved by a majority vote before the payment of the compensation. The Committee's policy is to qualify performance-based compensation for this exception, to the extent possible, including obtaining stockholder approval of the material terms under which the compensation is to be paid, in order for the compensation not to be subject to the limitation on deductibility imposed by Section 162(m) of the Internal Revenue Code.

                                            The Compensation Committee

                                            Ben W. Agee
                                            W. W. Johnson
                                            John H. McConnell
                                            Carl H. Tiedemann

                            MANAGEMENT COMPENSATION

COMPENSATION OF DIRECTORS

     Directors who are not officers of ALLTEL receive $20,000 as an annual base fee and $1,500 for each Board meeting and each committee meeting attended. Each Director who is not an officer of ALLTEL and serves as chairman of a Board committee receives an additional annual fee of $2,500. Directors may elect to defer all or a part of their compensation under ALLTEL's deferred compensation plan for directors.

     Under the Directors' Retirement Plan, a director who retires and has served ALLTEL as a director for at least five years and is not then serving as a corporate officer will receive an annual retirement payment based on the annual base director fee in effect in the year of retirement. The annual retirement payment equals 50% of that fee with an additional 5% for each year of service in excess of five years of service, to a maximum of 100% of the annual director fee after fifteen or more, years of service. The retirement benefit is payable for a retired director's life only. A director is considered to have "retired" if his status as a director ceases for any reason other than his death or removal in accordance with applicable law.

     In accordance with the Directors' Retirement Plan, Mr. Campdon will receive the maximum benefit of $20,000 per year and Messrs. McConnell and Olson will receive benefits of $17,000 per year and $10,000 per year, respectively, following their retirement at the Annual Meeting.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

     The following table shows the compensation, for each of the last three years, of ALLTEL's Chief Executive Officer and of ALLTEL's other four most highly compensated executive officers as of December 31, 1993:

                           SUMMARY COMPENSATION TABLE

                                                                                                                  LONG-TERM
                                                                                                                  COMPENSATION
                                                                                                                  ----------
                                                                                 ANNUAL COMPENSATION
                                                                         ------------------------------------       AWARDS
                                                                                                      OTHER       ----------
                                                                                                     ANNUAL       SECURITIES
                                                                                                     COMPEN-      UNDERLYING
        NAME                     PRINCIPAL POSITION             YEAR     SALARY($)     BONUS($)     SATION($)     OPTIONS(#)
- --------------------    ------------------------------------    -----    ---------     --------     ---------     ----------
Joe T. Ford             Chairman and CEO                         1993     575,000      429,813       --0--          100,000
                        Chairman, President, and CEO             1992     550,000      412,500       --0--           70,000
                        Chairman, President, and CEO             1991     500,000       75,000          --            --0--
Max E. Bobbitt          President                                1993     425,000      285,919       --0--           75,000
                        Executive Vice President                 1992     400,000      270,000       --0--           50,000
                        Executive Vice President and Chief
                         Financial Officer                       1991     360,000       54,000       --0--            --0--
John E. Steuri          Chairman and CEO, Systematics
                         Information Services, Inc., a
                         wholly-owned subsidiary
                         ("Systematics")                         1993     340,000      229,500       --0--           50,000
                        Chairman and CEO, Systematics            1992     320,000      216,000       --0--            --0--
                        Chairman, President, and CEO,
                         Systematics                             1991     320,000       48,000       --0--            --0--
Francis X. Frantz       Senior Vice President-External
                         Affairs, General Counsel, and
                         Secretary                               1993     235,000      140,530       --0--           50,000
                        Senior Vice President, General
                         Counsel, and Secretary                  1992     215,000      129,000       --0--           30,000
                        Senior Vice President, General
                         Counsel, and Secretary                  1991     165,000       61,875       --0--            --0--
Dennis J. Ferra         Senior Vice President-Accounting and
                         Administration                          1993     220,000      131,560       --0--           50,000
                        Senior Vice President and Chief
                         Financial Officer                       1992     200,000      120,000       --0--           30,000
                        Vice President and Controller            1991     145,000       15,225       --0--            --0--


                       PAYOUTS
                      ----------
                      LONG-TERM
                      INCENTIVE      ALL OTHER
                         PLAN         COMPEN-
        NAME          PAYOUTS($)     SATION($)
- --------------------  ----------     ---------
Joe T. Ford             135,417       419,518(a)
                        187,500       328,246
                        187,500        51,164
Max E. Bobbitt           98,750       281,612(a)
                        123,750       205,251

                        112,500        29,710
John E. Steuri

                         40,833        28,474(b)
                          --0--        27,900

                          --0--        27,892
Francis X. Frantz

                         41,000       118,696(c)

                         41,250        74,520

                          --0--         8,864
Dennis J. Ferra
                         32,958        78,305(c)

                         32,810        60,744
                         26,400         9,145

- ---------------

(a) Includes the following amounts for Messrs. Ford and Bobbitt: contributions to the ALLTEL Profit Sharing Plan in the amount of $18,867 in each case, allocated benefits under the ALLTEL Excess Benefit Plan in the respective amounts of $60,935 and $38,302, dollar amount of premiums paid under supplemental split dollar life insurance policies in the respective amounts of $4,348 and $1,108, and "above-market" earnings on deferred compensation in the respective amounts of $335,368 and $223,335.

(b) Includes employer contribution under the Systematics Employee Stock Purchase Plan in the amount of $2,923, employer contribution to the Systematics noncontributory, trusteed profit-sharing plan in the amount of $13,214, employer matching contribution to the Systematics trusteed thrift plan in the amount of $2,249, and dollar amount of premiums paid under decreasing term life insurance policy in the amount of $10,088.

(c) Includes the following amounts for Messrs. Frantz and Ferra: allocated benefits under the ALLTEL Excess Benefit Plan in the respective amounts of $10,708 and $8,363, employer contributions under the ALLTEL Profit Sharing Plan in the amount of $18,867 in each case, and "above-market" earnings on deferred compensation in the respective amounts of $89,121 and $51,075.

                             OPTION GRANTS IN 1993

     The following table shows information concerning stock options granted during 1993 to ALLTEL's Chief Executive Officer and to ALLTEL's other four most highly compensated executive officers, which includes hypothetical realizable values for those options (assuming they were exercised at the end of their ten year term) and the hypothetical gain to all holders of Common Stock at the end of that ten year period, in each case assuming the Common Stock had achieved a cumulative appreciation of 5% and of 10% per year:

                                           INDIVIDUAL GRANTS
                         -----------------------------------------------------       POTENTIAL REALIZABLE VALUES AT ASSUMED ANNUAL
                                          % OF                                     RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM
                                          TOTAL                                    -------------------------------------------------
                         NUMBER OF       OPTIONS
                         SECURITIES      GRANTED                                             5%                        10%
                         UNDERLYING        TO         EXERCISE                     ----------------------     ----------------------
                          OPTIONS       EMPLOYEES       PRICE       EXPIRATION      STOCK        DOLLAR        STOCK        DOLLAR
        NAME             GRANTED(#)      IN 1993      ($/SHARE)        DATE        PRICE($)     GAINS($)      PRICE($)     GAINS($)
- ---------------------    ----------     ---------     ---------     ----------     --------     ---------     --------     ---------
Joe T. Ford                100,000        4.89            29        10/29/2003       47.24      1,823,794       75.22      4,621,853
Max E. Bobbitt              75,000        3.67            29        10/29/2003       47.24      1,367,846       75.22      3,466,390
John E. Steuri              50,000        2.44            29        10/29/2003       47.24        911,897       75.22      2,310,926
Francis X. Frantz           50,000        2.44            29        10/29/2003       47.24        911,897       75.22      2,310,926
Dennis J. Ferra             50,000        2.44            29        10/29/2003       47.24        911,897       75.22      2,310,926
Dollar Gains of
  All ALLTEL
  Stockholders*                                                                            $3,419,000,000             $8,664,000,000

- ---------------

* Total dollar gains are based on the indicated assumed annual rates of appreciation and calculated on the 187,457,609 shares of Common Stock outstanding as of December 31, 1993.

            OPTION EXERCISES IN 1993 AND 1993 YEAR-END OPTION VALUES

     The following table shows information concerning stock option exercises during 1993 by ALLTEL's Chief Executive Officer and by ALLTEL's other four most highly compensated executive officers:

                                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                              SHARES                         UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                            ACQUIRED ON        VALUE           OPTIONS AT YEAR-END              AT 1993 YEAR-END
          NAME              EXERCISE(#)     REALIZED($)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE($)
- ------------------------    -----------     -----------     -------------------------     ----------------------------
Joe T. Ford                    13,000          231,290           177,000/240,000               2,871,566/1,546,250
Max E. Bobbitt                  --0--            --0--           140,000/175,000               2,299,360/1,106,250
John E. Steuri                200,000        3,598,580           500,000/ 50,000                  9,183,950/25,000
Francis X. Frantz               2,000           24,000            52,000/130,000                   686,125/933,750
Dennis J. Ferra                 --0--            --0--            37,000/108,000                   528,478/635,375

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1993

     The following table shows information concerning the awards made during 1993 to ALLTEL's Chief Executive Officer and to ALLTEL's other four most highly compensated executive officers under the ALLTEL Long-Term Performance Incentive
Plan:

                                                                                   ESTIMATED FUTURE PAYOUTS*
                                         PERFORMANCE PERIOD     ----------------------------------------------------------------
                NAME                        UNTIL PAYOUT           THRESHOLD($)            TARGET($)              MAXIMUM($)
- -------------------------------------    ------------------     ------------------     ------------------     ------------------
Joe T. Ford                                    3 years                71,875                 143,750                215,625
Max E. Bobbitt                                 3 years                47,812                  95,624                143,436
John E. Steuri                                 3 years                38,250                  76,500                114,750
Francis X. Frantz                              3 years                23,500                  47,000                 70,500
Dennis J. Ferra                                3 years                22,000                  44,000                 66,000

- ---------------

* Awards will be paid upon completion of the 1995 year on the basis of ALLTEL's performance during the three year period 1993-1995 as determined by ALLTEL's attainment of prescribed corporate and unit performance targets. In January 1993, the Compensation Committee of the Board of Directors specified those corporate and unit performance targets and the award levels for the indicated executive officers (which are stated as a percentage of each executive officer's average base salary during the 1993-95 period). The estimated future payouts shown above assume that each executive officer's average base salary during the 1993-95 period would be the same as his base salary during 1993.

EXECUTIVE COMPENSATION AGREEMENTS

     Messrs. Joe T. Ford and Max E. Bobbitt are employed by ALLTEL for periods extending, respectively, to July 1, 2002 and February 1, 2010, under contracts with ALLTEL that provide for a minimum base annual salary plus any incentive awards made under the Incentive Plan and the Long-Term Incentive Plan (the "Incentive Plans"). If the Board of Directors discontinues either or both of the Incentive Plans (or the application of either or both of them to the executive) or should a change of control of ALLTEL occur, the contracts provide that the executive will receive, in the year in which such event occurs, an annual salary equal to the greater of his minimum base annual salary plus the average incentive awards made under the Incentive Plans over the preceding three years or his 1991 base annual salary compounded at an annual rate of 3% from January 1, 1991, to the beginning of the year in which such event occurs; thereafter the executive will receive an annual salary equal to the compensation paid during the preceding year, compounded by minimum annual increases of 3%. The contracts provide for payment of disability benefits in amounts unaffected by that disability through the end of the calendar year following the calendar year in which the disability occurs and of death benefits in amounts equal to the executive's compensation for one year. Assuming compensation at the 1993 level and retirement at the expiration of the contract period, the estimated annual benefits to be received by Messrs. Ford and Bobbitt are $672,892 and $469,477, respectively. Each of the contracts also provides that the executive may retire any time prior to the expiration of the contract period. If Mr. Ford or Mr. Bobbitt elects early retirement, he would be entitled to retirement benefits under his contract reduced in accordance with a formula set forth therein. The contracts provide that retirement benefits paid thereunder are in lieu of payments under

ALLTEL's pension plan described below. Each of the contracts provides for payment of survivorship benefits to the executive's wife, who would receive for her life 50% of the annual retirement compensation to which the executive is entitled. During 1993, ALLTEL accrued a total of $619,330 and $350,371 toward its future liability under Mr. Ford's contract and Mr. Bobbitt's contract, respectively.

     Mr. Steuri is employed by Systematics Financial Services, Inc. for the period extending to June 1, 2004, under a contract that provides for a minimum base annual salary plus any incentive awards made under the Incentive Plan. If the Board of Directors of ALLTEL discontinues the Incentive Plan (or its application to Mr. Steuri), the contract provides that Mr. Steuri will receive, in the year in which such event occurs, an annual salary equal to the greater of his minimum base annual salary plus the average incentive award made in the preceding three years (or such lesser time as the Incentive Plan has been in effect or applicable to him) or his initial base annual salary compounded at an annual rate of 3% from May 31, 1990, to the beginning of the year in which such event occurs; thereafter Mr. Steuri will receive an annual salary equal to the compensation paid during the preceding year, compounded by minimum annual increases of 3%. The contract provides for payment of disability benefits in amounts unaffected by that disability through the end of one full year following the date on which that disability occurs and of death benefits in amounts equal to Mr. Steuri's compensation for one year. Assuming compensation at the 1993 level and retirement at the expiration of the contract period, the estimated annual retirement benefit to be received by Mr. Steuri would be $191,770. The contract also provides that Mr. Steuri may retire any time on or after May 6, 1999, whereupon he would be entitled to retirement benefits under the contract reduced in accordance with a formula set forth therein. The contract provides for payment of survivorship benefits to Mr. Steuri's wife, who would receive for her life 50% of the annual retirement compensation to which Mr. Steuri is entitled. During 1993, Systematics Financial Services, Inc. accrued a total of $180,984 toward its future liability under Mr. Steuri's contract.

DEFINED BENEFIT PENSION PLAN

     ALLTEL maintains a trusteed, noncontributory, defined benefit pension plan covering salaried and non-salaried employees under which benefits are not determined primarily by final compensation (or average final compensation). Under this pension plan, salaried employees (including executive officers) other than those employed by CP National Corporation, HWC Distribution Corp., Systematics Information Services, Inc., CPI Acquisition, Inc., ALLTEL Publishing Corporation, and TDS Healthcare Systems Corporation, and their respective subsidiaries, retiring after January 1, 1988, have each period of post-January 1, 1988, service credited at 1% of compensation, plus .4% of that part of the employee's compensation that exceeds the Social Security Taxable Wage Base for such year. Service prior to 1988 is credited to a salaried employee on the basis of a percentage of that employee's highest consecutive five-year average annual base salary, equal to 1% for each year of service prior to 1982 and thereafter increasing by .05% each year until 1988, but only prospectively, i.e., with respect to service earned in such succeeding year; in addition, a salaried employee receives an additional credit of .25% for each pre-1988 year of service after age 55, subject to a maximum of 10 years' such credit. A salaried employee retiring after January 1, 1988, has added to the annual pension benefits an amount equal to .4% of the amount by which the employee's pre-1988 career average annual base salary (three highest years) exceeds such employee's Social Security covered compensation, multiplied by such employee's years of pre-1988 credited service. The pension plan also provides a minimum retirement pension for a salaried employee who attained age 55 on or before January 1, 1988, equal to the sum of (i) the employee's accrued pension computed under the formula in effect for 1987, plus (ii) .8% times years of service after that date multiplied further by an average compensation amount as of the date of determination. Various benefit payment options are available on an actuarially equivalent basis, including joint and survivor benefits. Special rules apply to payments to married employees. Compensation included in the pension base includes cash awards under the Incentive Plans.

     Assuming compensation at the 1993 level, continuation in the position he held during 1993, and retirement at age 65, the estimated annual benefit under the pension plan for each of Francis X. Frantz and Dennis J. Ferra is $56,508 and $62,164 respectively. (Neither Joe T. Ford, Max E. Bobbitt, nor John E. Steuri is a participant in or entitled to benefits under the pension plan.) Amounts shown are straight life annuity amounts. Federal laws place certain limitations on pensions that may be paid under federal income tax qualified plans. The ALLTEL Excess Benefit Plan provides for payment by ALLTEL to certain employees outside the tax-qualified pension plan of any amounts not payable under the tax-qualified pension plan by reason of limitations specified in the Internal Revenue Code. Currently, Francis X. Frantz and Dennis J. Ferra are eligible for pension accruals under the ALLTEL Excess Benefit Plan.

GRANTOR TRUST

     ALLTEL maintains a "grantor trust" under Section 671 of the Internal Revenue Code (the "Trust") to provide certain participants in designated compensation and supplemental retirement plans and arrangements with greater assurance that the benefits and payments to which those participants are entitled under those plans and arrangements will be paid. Contributions by ALLTEL to the Trust are discretionary and totalled $3,120,000 as of December 31, 1993. Prior to a "change of control" of ALLTEL (as defined in the trust agreement for the Trust), benefits may not be paid from the Trust. Following a "change of control" of ALLTEL, benefits and payments may be paid from the Trust to the extent those benefits and payments are not paid by ALLTEL or its successor. The assets of the Trust are subject to the claims of the creditors of ALLTEL in the event ALLTEL becomes "insolvent" (as defined in the trust agreement for the Trust).

                ADOPTION OF 1994 STOCK OPTION PLAN FOR EMPLOYEES

     In the absence of contrary direction, the proxies will be voted for the adoption of the ALLTEL Corporation 1994 Stock Option Plan for Employees in the form set forth in Exhibit A of this Proxy Statement (the "Employee Plan"), which is substantially the same as ALLTEL's stock option plan currently in effect. The Board of Directors recommends approval of the Employee Plan.

     ALLTEL's incentive stock option plan currently in effect has, in the opinion of the Board of Directors, promoted the interests of ALLTEL and its stockholders by enabling ALLTEL, by the grant of stock options, to retain, attract, and motivate key employees responsible for the continued development and growth of ALLTEL's business. As of the date of this Proxy Statement, there are outstanding options under ALLTEL's stock option plan currently in effect to purchase a total of 3,948,120 shares of Common Stock, and only 1,009,000 of the 5,000,000 shares subject to the current stock option plan remain available for the grant of new stock options. Accordingly, adoption of the Employee Plan will permit ALLTEL to continue to offer present and prospective key employees the foregoing benefits. As of the date of this Proxy Statement, there were no options granted under the Employee Plan. Information with respect to options granted and exercised during the past three fiscal years is set forth in the Option Grants in 1993 table on page 13 and the Option Exercises in 1993 and 1993 Year-End Option Values table on page 13.

     The material features of the Employee Plan are:

     SHARES AVAILABLE FOR OPTIONS. Options may be granted until January 21, 2004, for a maximum of 10,000,000 shares of Common Stock, which may be authorized but unissued shares or reacquired shares, as the Board of Directors may determine. Common Stock subject to unexercised options that expire will again become available for the grant of options under the Employee Plan.

     TYPE OF OPTIONS. The Employee Plan provides that options granted thereunder may be either "incentive stock options," within the meaning of
Section 422 of the Internal Revenue Code, non-qualified options for federal income tax purposes, or any combination of the foregoing.

     ADMINISTRATION AND ELIGIBILITY. The Employee Plan will be administered by the Incentive Stock Option Committee of the Board of Directors. Options may be granted to any key employee of ALLTEL or of any present or future subsidiary; a director or officer of ALLTEL or a subsidiary who is not also an employee is not eligible to receive options under the Employee Plan. The maximum number of shares of Common Stock subject to options that may be granted under the Employee Plan to any employee is 1,000,000 (subject to adjustment to the extent of any adjustment to the number of shares that may be issued pursuant to options granted under the Employee Plan). The Employee Plan otherwise does not limit the number of shares that may be covered by non-qualified options granted to any employee, and successive options may be granted to the same person whether or not options previously granted to him remain unexercised. The Employee Plan does, however, limit the aggregate fair market value of the shares for which an optionee may be granted incentive stock options that become exercisable in any calendar year (under all plans of ALLTEL) to $100,000 or such other maximum amount as shall be specified by the Internal Revenue Code from time to time.

     OPTION PRICE. The option price shall be determined by the Committee, but may not be less that the fair market value of the Common Stock at the time the option is granted, which is deemed to be the closing price of the Common Stock on the New York Stock Exchange. Upon any change in the Common Stock by reason of a merger, acquisition, reorganization, stock dividend, or stock split, the number or class, or both, of shares subject to each outstanding option and the option price will be appropriately adjusted by the Committee.

     VESTING AND TERMINATION OF OPTIONS. An option will become exercisable at any time during its term as to all or any portion of the shares subject thereto or in installments over that term, as determined by the Committee, and shall also become exercisable in its entirety, notwithstanding a later exercise date or dates, in the event of a "change of control" involving ALLTEL. An option shall terminate and no longer be exercisable at the time set forth in the grant, which shall not be later than ten years after the grant. An option may be exercised only while the optionee is an employee, subject to limited rights of exercise following termination of employment.

     PAYMENT FOR SHARES. At the time of exercise of any option, the optionee must pay in full for the Common Stock purchased. The option price must be paid either in cash or, at the discretion of the Committee, wholly or partly in Common Stock having an equivalent fair market value, or a combination of cash and stock.

     INCOME TAX TREATMENT. Generally there are no federal income tax consequences to ALLTEL or to the recipient of incentive stock options either at the time of grant or at the time of exercise, except that the excess of the fair market value at the time of exercise of shares acquired upon exercise of incentive stock options over the option price may be subject to the alternative minimum tax. If shares acquired upon exercise of incentive stock options are held for at least two years after the date of grant and for one year after transfer of the shares to the optionee upon exercise, any gain or loss on subsequent disposition of the shares will be treated for federal income tax purposes as long-term capital gain or loss. If the foregoing holding period requirements are not met, gain recognized on disposition of the shares is taxable as ordinary income to the optionee to the extent of the excess, if any, of the fair market value of the shares acquired on the exercise date over the option price, and ALLTEL thereupon becomes entitled to a deduction in the same amount. Any further gain or loss to the optionee will be taxed as short-term or long-term capital gain depending on the holding period.

     A non-qualified option issued under the Employee Plan will not result in any taxable income to the optionee or deduction to ALLTEL at the time it is granted. Unlike an incentive stock option, the holder of a non-qualified option will be deemed to have received compensation, taxable as ordinary income, at the time of exercise of the option in an amount equal to the difference between the fair market value of the Common Stock at the time of exercise and the option price, and ALLTEL will at the same time become entitled to a tax deduction in a like amount. If the Common Stock acquired is later sold or exchanged, the difference between the sale price and the fair market value of the shares on the date the option is exercised is taxable as long-term or short-term capital gain or loss depending on the holding period.

     AMENDMENT OF EMPLOYEE PLAN. The Board of Directors may amend the Employee Plan, and the Committee may make changes in and additions to any option (subject to the prior consent of the optionee if the effect would restrict, limit, or deny any of the benefits of the option), without stockholder approval, unless that stockholder approval is required under applicable securities or corporate law, rule, or regulation, the rules of any stock exchange applicable to ALLTEL, or to preserve any special income tax treatment under the Internal Revenue Code.

                       ADOPTION OF 1994 STOCK OPTION PLAN
                           FOR NONEMPLOYEE DIRECTORS

     In the absence of contrary direction, the proxies will be voted for the adoption of the ALLTEL Corporation 1994 Stock Option Plan for Nonemployee Directors in the form set forth in Exhibit B of this Proxy Statement (the "Director Plan"). ALLTEL does not currently have a stock option plan for nonemployee directors. The Board of Directors recommends approval of the Director Plan.

     The material features of the Director Plan are:

     SHARES AVAILABLE FOR OPTIONS. Options will be granted under the Director Plan for a maximum of 1,000,000 shares of Common Stock, which may be authorized but unissued shares or reacquired shares. Common Stock subject to unexercised options that expire will again become available for the grant of options under the Director Plan.

     TYPE OF OPTIONS. The Director Plan provides that all options granted thereunder will be non-qualified options for federal income tax purposes.

     ADMINISTRATION AND OPTION GRANTS. The Director Plan will be administered by the Board of Directors, subject to the terms and provisions of the Director Plan. All Nonemployee Directors (as defined in the Director Plan) on the date of each grant of options will receive automatic grants of options at specified intervals. The first grant, in the amount of options to purchase 10,000 shares of Common Stock, will be made to each Nonemployee Director on the date ALLTEL's 1994 Annual Meeting of Stockholders is concluded. Successive grants in the amount of options to purchase 2,000 shares of Common Stock will be made on the date each subsequent ALLTEL annual meeting of stockholders is concluded to each Nonemployee Director (other than a Nonemployee Director who is first elected at any such annual meeting). In addition, in the event a person first becomes a Nonemployee Director on any date other than the date on which ALLTEL's 1994 Annual Meeting of Stockholders is concluded, that person will receive a grant in the amount of options to purchase 10,000 shares of Common Stock on the date that person first becomes a Nonemployee Director. The Director Plan will not permit any other option grants.

     OPTION PRICE. The option price of all options granted under the Director Plan will be the fair market value of the Common Stock on the date the option is granted, which is deemed to be the closing price of the Common Stock on the New York Stock Exchange on that date. Upon any change in the Common Stock by reason of a merger, acquisition, reorganization, stock dividend, or stock split, the number or class, or both, of shares subject to each outstanding option and the option price may be appropriately adjusted by the Board of Directors.

     VESTING AND TERMINATION OF OPTIONS. Subject to the terms of the Director Plan, options granted thereunder will vest and become exercisable on the earliest of (i) the day immediately preceding the date of the first ALLTEL annual meeting of stockholders following the date the option is granted, (ii) the death of an optionee, (iii) the disability of the optionee, or (iv) the occurrence of a Change of Control (as defined in the Director Plan). In the event a Nonemployee Director's status as such ceases for any reason other than as a result of his death or disability, all options then held by him that are not already vested and exercisable automatically shall lapse and be forfeited.

     PAYMENT FOR SHARES. At the time of the exercise of any option, the optionee must pay in full for the Common Stock purchased. The option price must be paid either in cash or wholly or partly in Common Stock having an equivalent fair market value, or a combination of cash and stock. The optionee also must pay in cash all amounts due to satisfy applicable tax withholding requirements.

     INCOME TAX TREATMENT. An option granted under the Director Plan will not result in any taxable income to the optionee or deduction to ALLTEL at the time it is granted. The holder of a non-qualified option will be deemed to have received compensation, taxable as ordinary income, at the time of exercise of the option in an amount equal to the difference between the fair market value of the Common Stock at the time of exercise and the option price, and ALLTEL will at the same time become entitled to a tax deduction in a like amount. If the Common Stock acquired is later sold or exchanged, the difference between the sale price and the fair market value of the shares on the date the option is exercised is taxable as long-term or short-term capital gain or loss depending on the holding period.

     AMENDMENT OF DIRECTOR PLAN. The Board of Directors may make certain amendments to the Director Plan (subject to the prior consent of the optionee if the effect would be materially adverse to any of his options then outstanding), without stockholder approval, unless that stockholder approval is required under applicable securities or corporate law, rule, or regulation, the rules of any stock exchange applicable to ALLTEL, or the Internal Revenue Code.

                         APPROVAL OF MATERIAL TERMS OF
                    PERFORMANCE INCENTIVE COMPENSATION PLAN

     In the absence of contrary direction, the proxies will be voted for the approval of the material terms of the ALLTEL Corporation Performance Incentive Compensation Plan (the "Incentive Plan") in order to allow to ALLTEL a deduction for federal income tax purposes in years after 1993 for compensation paid pursuant to the Incentive Plan that might otherwise be limited or unavailable under Section 162(m) of the Internal Revenue Code in the absence of stockholder approval. The Board of Directors recommends approval of the material terms of the Incentive Plan.

     Under the Incentive Plan, annual cash incentive awards may be paid to any officer or key management employee of ALLTEL or a subsidiary who is a regular full-time employee of ALLTEL or a subsidiary. Incentive awards under the Incentive Plan are earned on the basis of

ALLTEL's performance during the year as determined by ALLTEL's attainment of certain corporate and unit financial performance targets determined by ALLTEL's Compensation Committee (the "Committee"). Formulas for determining the amount of incentive awards are established by the Committee based upon the extent of attainment of those financial performance targets.

     The Committee assigns each participant in the Incentive Plan to a classification that determines the percentage of base compensation payable as an award. The percentage of the award that is paid depends on the percentage of achievement of the financial performance targets, based upon the following table:

    PERCENTAGE OF
   ACHIEVEMENT OF
FINANCIAL PERFORMANCE
        TARGETS           PERCENTAGE OF AWARD
- ---------------------     -------------------
       Above 150%                 150%
             100%                 100%
              50%                  50%
    Less than 50%                   0%

A pro rata portion of the award is paid for achievement of between 50% and 150% of the financial performance targets.

     The formula for determining the amount of an award paid under the Incentive Plan is the percentage of base compensation determined by the classification of the participant, multiplied by the percentage of award determined by the percentage of achievement of the financial performance targets.

                    APPROVAL OF MATERIAL TERMS OF LONG-TERM
                    PERFORMANCE INCENTIVE COMPENSATION PLAN

     In the absence of contrary direction, the proxies will be voted for the approval of the material terms of the ALLTEL Corporation Long-Term Performance Incentive Compensation Plan (the "Long-Term Incentive Plan") in order to allow to ALLTEL a deduction for federal income tax purposes in years after 1993 for compensation paid pursuant to the Long-Term Incentive Plan that might otherwise be limited or unavailable under Section 162(m) of the Internal Revenue Code in the absence of stockholder approval. The Board of Directors recommends approval of the material terms of the Long-Term Incentive Plan.

     Under the Long-Term Incentive Plan, awards may be earned every three years by any officer or key management employee of ALLTEL or a subsidiary who is a regular full-time employee of ALLTEL or a subsidiary. Awards under the Long-Term Incentive Plan are earned on the basis of ALLTEL's performance during a three year period as determined by ALLTEL's attainment of a prescribed earnings-per-share target during that period.

     The Committee assigns each participant in the Long-Term Incentive Plan to a classification that determines the percentage of base compensation payable as an award. The percentage of the award that is paid depends on the percentage of achievement of the earnings-per-share targets, based upon the following table:

    PERCENTAGE OF
   ACHIEVEMENT OF
FINANCIAL PERFORMANCE
        TARGETS           PERCENTAGE OF AWARD
- ---------------------     -------------------
       Above 150%                 150%
             100%                 100%
              50%                  50%
    Less than 50%                   0%

     A pro rata portion of the award is paid for achievement of between 50% and 150% of the earnings-per-share targets.

     The formula for determining the amount of an award paid under the Long-Term Incentive Plan is the percentage of base compensation determined by the classification of the participant, multiplied by the percentage of award determined by the percentage of achievement of the earnings-per-share targets.

                        ELECTION OF INDEPENDENT AUDITORS

     In the absence of contrary direction, the proxies will be voted for the election of Arthur Andersen & Co. as independent auditors to audit the books and accounts of ALLTEL at the close of the 1994 fiscal year. The Board of Directors recommends that the stockholders vote in favor of the election of Arthur Andersen & Co.

     It is expected that representatives of Arthur Andersen & Co. will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     In connection with its audit of the books and accounts of ALLTEL for the fiscal year ended December 31, 1993, Arthur Andersen & Co. examined ALLTEL's annual consolidated financial statements and financial statements of most of its subsidiaries, performed a limited interim review of its consolidated quarterly reports to stockholders, reviewed annual and quarterly report and registration statement filings with the Securities and Exchange Commission (the "SEC"), conducted audits of employee benefit plans, and consulted with ALLTEL concerning other accounting matters and certain tax and employee benefit matters.

                              CERTAIN TRANSACTIONS

     ALLTEL purchases property, liability, workers compensation, and directors and officers insurance coverage from Cincinnati Insurance Company, a subsidiary of Cincinnati Financial

Corporation, and paid premiums of $6,364,100 during the period January 1, 1993, through December 31, 1993. Cincinnati Financial Corporation, its subsidiaries, and its pension fund beneficially owned, on February 25, 1994, 12,832,508 shares of Common Stock (see page 6).

     ALLTEL engaged Stephens Inc., an affiliate of Stephens Group Inc., to render investment banking and brokerage services to ALLTEL and its subsidiaries during 1993, for which ALLTEL paid investment banking fees and brokerage commissions totalling $877,000 to Stephens Inc. during the period January 1, 1993, through December 31, 1993. In addition, during October 1993, Systematics Telecommunications Services, Inc. ("STSI"), a subsidiary of Systematics Information Services, Inc., purchased a 40,500 square foot warehouse facility (the "Facility") located in Maumelle, Arkansas, from a limited partnership (the "Limited Partnership") of which Stephens Group Inc. was one of the general partners. The purchase price of the Facility to STSI was $550,000. STSI agreed to purchase the Facility at the foregoing negotiated price after evaluating, with the assistance of a third party real estate consultant, the price per square foot, location, features, and date of availability of the Facility in comparison to several comparable alternative properties that were considered. Stephens Group Inc. beneficially owned, on February 25, 1994, 16,607,920 shares of Common Stock (see page 6).

                                 ANNUAL REPORT

     The 1993 Annual Report, which includes financial statements and an outline of ALLTEL's operations during 1993, was mailed to each stockholder receiving this Proxy Statement.

     ALLTEL WILL PROVIDE, WITHOUT CHARGE, TO ANY PERSON RECEIVING A COPY OF THIS PROXY STATEMENT, UPON WRITTEN REQUEST, A COPY OF ALLTEL'S ANNUAL REPORT ON FORM 10-K FOR THE CALENDAR YEAR 1993, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SEC. Those requests should be addressed to Ronald D. Payne, Vice President -- Corporate Communications, ALLTEL Corporation, One Allied Drive, Little Rock, Arkansas 72202.

                                 OTHER MATTERS

     The management and the Board of Directors of ALLTEL do not know of any other matters that may come before the meeting. If any other matters properly come before the meeting, however, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on those matters.

     Any proposals by ALLTEL stockholders intended to be presented at the 1995 Annual Meeting must be received by ALLTEL prior to November 4, 1994, in order to be considered for inclusion in ALLTEL's proxy statement for its 1995 Annual Meeting.

     ALLTEL will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by officers, directors, and employees of ALLTEL, personally or by telephone or by telegraph. ALLTEL will pay persons holding stock in their names or those of their nominees for their expenses in sending soliciting material to their principals in accordance with regulations of the SEC and The New York Stock Exchange, Inc.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                      By Order of the Board of Directors,
                                                       FRANCIS X. FRANTZ,
                                                               Secretary.

Dated: March 4, 1994

                                                                       EXHIBIT A

                               ALLTEL CORPORATION
                      1994 STOCK OPTION PLAN FOR EMPLOYEES
           (AS ADOPTED BY THE BOARD OF DIRECTORS ON JANUARY 27, 1994)

1. PURPOSE

     The purpose of this 1994 Stock Option Plan for Employees (hereinafter called "Plan") of ALLTEL Corporation (hereinafter called "ALLTEL") is to promote the interests of ALLTEL's stockholders by furnishing additional incentive to key employees of ALLTEL and its subsidiaries, by strengthening ALLTEL's ability to attract and retain in its employ personnel of outstanding competence, and by furthering the identity of the interests of those employees with those of ALLTEL's stockholders generally.

     This purpose will be effected by the granting of stock options as herein provided. Options granted under the Plan may be (a) "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), (b) non-qualified stock options (all options other than "incentive stock options"), or (c) any combination of the foregoing, except that incentive stock options may not be granted under the Plan after January 27, 2004.

2. STOCK SUBJECT TO THE PLAN

     The stock that may be issued pursuant to options granted under this Plan shall not exceed in the aggregate 10,000,000 (subject to adjustment in accordance with Section 9) shares of Common Stock of ALLTEL ("Common Stock") and may be authorized but unissued shares or reacquired shares, as the Board of Directors of ALLTEL (hereinafter called the "Board") may from time to time determine. Any shares subject to an option under this Plan that, for any reason, expires or is terminated unexercised as to those shares, may again be subjected to an option hereunder.

3. ELIGIBILITY

     The group of employees eligible to receive options under this Plan shall consist only of officers and key employees of ALLTEL and of any present or future subsidiary. A director or officer of ALLTEL or of any such subsidiary who is not also an employee shall not be eligible to receive options. A committee of the Board of Directors constituted as provided in Section 11 (hereinafter called the "Committee") will determine the employees to be granted options, the number of options, the number of shares subject to each option, the time or times when those options shall be granted, and the manner in which options may be exercised. The Committee shall determine, at the time options are granted, whether the options are incentive stock options, non-qualified options, or a combination thereof. In making that determination, the Committee may take into consideration the value of the services rendered by the respective employees, their present and potential contributions to the success of ALLTEL and its subsidiar-ies, and such other factors as the Committee may deem relevant in accomplishing the purpose of this Plan. No option shall be granted hereunder to an employee who, immediately after that option is granted to him, owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of ALLTEL or any subsidiary. The maximum number of shares of Common Stock subject to options that may be granted hereunder to any employee is 1,000,000 (subject to adjustment to the extent of any adjustment to the number of shares that may be issued pursuant to options granted under this Plan). The aggregate fair market value (determined at the time the option is granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time during any calendar year (under all plans of ALLTEL and its subsidiaries) shall not exceed $100,000 or such other maximum amount as shall be specified by the Internal Revenue Code from time to time.

4. OPTION PRICE

     The price at which shares may be purchased upon exercise of a particular option shall be determined by the Committee, but shall not be less than the fair market value of the Common Stock at the time of granting the option. That fair market value shall be deemed to be the closing price of the Common Stock on the New York Stock Exchange on the day determination of value is to be made or, if no sale of the Common Stock shall have been made on the New York Stock Exchange that day, on the next preceding day on which there was a sale of Common Stock.

5. EXERCISE OF OPTIONS

     Each optionee's right to purchase shares shall become exercisable at one time, in its entirety, or in installments over the term of the option, or a portion thereof, as the Committee in its discretion may determine and shall also become exercisable in its entirety, notwithstanding a later exercise date or dates determined by the Committee or set forth in any Stock Option Agreement between the optionee and ALLTEL, upon the occurrence of a "change of control," as defined in the last paragraph of this Section 5. An incentive stock option may be exercised in any order and may be exercised before the exercise of incentive stock options granted prior thereto. An option may be exercised, at any time or from time to time, as to full shares that have become so purchasable by depositing with ALLTEL (i) the cash or cash equivalent of the full purchase price of those shares, (ii) at the discretion of the Committee, through delivery of shares of Common Stock already owned by the optionee taken at their fair market value at the time of exercise of the option (as determined in accordance with Section 4 above) or a combination of such stock and cash; except that ALLTEL shall not be required to issue or deliver any certificates for shares of Common Stock purchased upon the exercise of an option prior to (y) if requested by ALLTEL, the filing with ALLTEL by the optionee or by a purchaser acting under
Section 8 hereof of a representation in writing that at the time of such exercise it is the purchaser's then present intention to acquire the shares being purchased for investment and not for resale or (z) the completion of any registration or other qualification of those shares under any state or federal laws or rulings or regulations of any government regulatory body that ALLTEL shall determine to be necessary or advisable. An option shall be deemed exercised on the date payment therefor is received by a representative of the Committee.

     The term of the options shall not be more than ten years from the date the options were granted, subject to earlier termination as provided in Section 7. Except as provided in Sections 6 and 7, no option may be exercised at any time, unless the holder thereof is then an employee of ALLTEL or of a subsidiary of ALLTEL and shall have been continuously so employed since the grant of his option.

     The holder of an option, or his executor, administrator, legatee, or distributee, as the case may be, shall have none of the rights of a stockholder with respect to the shares subject thereto until those shares shall be issued to him upon the exercise of his option, but ALLTEL will furnish to optionees copies of all annual and quarterly reports and statements, proxy statements, and other information and material furnished to its stockholders.

     For purposes of this Section 5, a "change of control" shall be deemed to occur if:

          (a) Any "person," as defined in Sections 13(d) and 14(d) of the Exchange Act, other than ALLTEL, any of its subsidiaries, or any employee benefit plan maintained by ALLTEL or any of its subsidiaries becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 15% or more of the outstanding voting capital stock of ALLTEL, unless prior thereto, the Continuing Directors (as defined in the immediately following sentence) approve the transaction that results in the person becoming the beneficial owner of 15% or more of the outstanding voting capital stock of ALLTEL. "Continuing Directors" means directors who were directors of ALLTEL at the beginning of the 24-month period ending on the date the determination is made or whose election, or nomination for election, by ALLTEL's stockholders was approved by at least a majority of the directors who are in office at the time of the election or nomination and who either
     (i) were directors at the beginning of the period or (ii) were elected, or nominated for election, by at least a majority of the directors who were in office at the time of the election or nomination and were directors at the beginning of the period;

          (b) At any time Continuing Directors no longer constitute a majority of the directors of ALLTEL;

          (c) The Board fixes a record date for determining stockholders entitled to vote upon (i) a merger or consolidation of ALLTEL, statutory share exchange, or other similar transaction with another corporation, partnership, or other entity or enterprise in which either ALLTEL is not the surviving or continuing corporation or shares of Common Stock are to be converted into or exchanged for cash, securities other than Common Stock, or other property, (ii) a sale or disposition of all or substantially all of the assets of ALLTEL, or (iii) the dissolution of ALLTEL; or

          (d) ALLTEL enters into an agreement with any person, entity, or enterprise the consummation of which would result in the occurrence of an event described in subparagraphs (a), (b), or (c) of this paragraph.

6. TRANSFERABILITY

     Except as otherwise permitted under the rules and regulations under Section 16 of the Exchange Act and under the Internal Revenue Code, in each case as from time to time in effect, an option granted under this Plan is not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

7. TERMINATION OF EMPLOYMENT

     After having been continuously employed by ALLTEL or by a subsidiary of ALLTEL for a period of at least one year from the date his option is granted to him, if an optionee ceases employment due to any reason other than death or disability, he may exercise his option (to the extent that he was entitled to exercise it as provided in Section 5 on the date he ceased employment) (i) within the remaining term of the option if due to retirement or (ii) within three months next succeeding the date he ceased employment if due to any reason other than retirement, disability, or death, except that such option may not be exercised beyond the term of the option. This Plan does not confer upon any optionee any right with respect to continuance of employment by ALLTEL or by a subsidiary of ALLTEL, nor does it modify in any way the status of any at-will employee.

8. DEATH OR DISABILITY OF OPTIONEE

     In the event of the (i) death or disability of an optionee who is employed by ALLTEL or by a subsidiary of ALLTEL on the date of his death or disability and, prior thereto, was continuously employed by ALLTEL or a subsidiary of ALLTEL for a period of at least one year from the date his option was granted to him or (ii) death or disability of an optionee at any time following his termination of employment due to retirement during which he would have been entitled, under Section 7, to exercise his option, the option previously granted to him may be exercised by a legatee or legatees of the optionee under his last will or by his legal representative or representatives, at any time after his death or disability within the remaining term of the option, to the extent that he was entitled to exercise that option on the date of his death or disability as provided in Section 5.

9. CHANGES IN COMMON STOCK

     In the event there is any change in the stock subject to options under this Plan or to options granted hereunder, through merger, acquisition, consolidation, or reorganization, or in the event of any stock split or dividend to holders of such stock payable in stock of the same class, or in the event of any change in the capital structure of the Corporation, the Committee shall make such adjustments with respect to the aggregate number of shares as to which options may thereafter be granted under this Plan, the number or class, or both, of shares subject to each outstanding option, and the option price for shares subject to each outstanding option, or to any other provision of the option or this Plan, as the Committee deems equitable to prevent dilution or enlargement of any such option.

10. TERMINATION

     This Plan may be abandoned or terminated at any time by the Board of Directors except with respect to any options then outstanding under this Plan.

11. ADMINISTRATION AND AMENDMENT

     This Plan shall be administered by a Committee of the Board of Directors to be composed of not fewer than three directors as appointed from time to time by the Board. Members of the Committee shall not be granted options under this Plan while serving on the Committee and shall meet all disinterested administration requirements specified by the rules and regulations under Section 16 of the Exchange Act from time to time in effect. ALLTEL shall effect the grant of options under this Plan in accordance with the determination of the Committee by execution of instruments in form approved by the Committee. The Committee may, in its discretion and to the extent not inconsistent with the express terms of this Plan, define the terms of any options so that they qualify for special income tax treatment under the Internal Revenue Code from time to time in effect. The Committee from time to time may adopt rules and regulations for carrying out this Plan. The determination or the interpretation and construction of any provision of this Plan by the Committee shall, unless otherwise determined by the Board, be final and conclusive. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it. The Board from time to time may make such changes in and additions to this Plan as it may deem proper and in the best interests of ALLTEL, and the Committee from time to time may make such changes in and additions to any option (subject to the prior consent of the optionee if the effect of any such change or addition would restrict, limit, or deny any of the benefits of the option) or waive any option condition or restriction, in each case, without further approval on the part of the stockholders of ALLTEL, unless that stockholder approval is required under applicable securities or corporate law, rule, or regulation or the rules of any stock exchange applicable to ALLTEL or to preserve any special income tax treatment under the Internal Revenue Code from time to time in effect.

12. EFFECTIVE DATE

     This Plan shall become effective on January 27, 1994, the date on which it was adopted by the Board of Directors, subject to the approval thereof by the stockholders of ALLTEL prior to the first anniversary thereof.

                                                                       EXHIBIT B

                               ALLTEL CORPORATION
                1994 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
       (AS ADOPTED BY THE BOARD OF DIRECTORS EFFECTIVE JANUARY 27, 1994)

ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION

     1.1 ESTABLISHMENT OF THE PLAN. ALLTEL Corporation ("ALLTEL") hereby establishes this ALLTEL Corporation 1994 Stock Option Plan for Nonemployee Directors (the "Plan"). The Plan permits the grant of Nonqualified Stock Options, subject to the terms set forth herein. The Plan is effective as of January 27, 1994 (the "Effective Date"), subject to approval by an affirmative vote of a majority of Shares present and entitled to vote at the 1994 Annual Meeting of Stockholders.

     1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the interests of ALLTEL by linking the personal interests of Nonemployee Directors to those of ALLTEL stockholders and to attract and retain Nonemployee Directors of outstanding competence.

     1.3 DURATION OF THE PLAN. The Plan shall continue in effect following the Effective Date until all Shares subject to options granted under the Plan have been purchased or acquired in accordance with the provisions of the Plan or until the Board of Directors terminates the Plan in accordance with Section 7.1.

ARTICLE 2.  DEFINITIONS

     Capitalized terms used and not otherwise defined in the Plan shall have the meanings set forth below:

          (a) "Award Agreement" means an agreement between ALLTEL and a Nonemployee Director setting forth the terms and provisions applicable to an Option granted to that Nonemployee Director under the Plan.

          (b) "Beneficial Owner" has the meaning given that term in Rule 13d-3 under the Exchange Act, as amended from time to time.

          (c) "Board" or "Board or Directors" means the Board of Directors of ALLTEL, as constituted from time to time.

          (d) "Change of Control" shall be deemed to have occurred if:

             (i) Any "person," as defined in Sections 13(d) and 14(d) of the Exchange Act, other than ALLTEL, any of its subsidiaries, or any employee benefit plan maintained by ALLTEL or any of its subsidiaries becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 15% or more of the outstanding voting capital stock of ALLTEL, unless prior thereto, the Continuing Directors (as defined in the immediately following sentence) approve the transaction that results in the person becoming the beneficial owner of 15% or more of the outstanding voting capital stock of ALLTEL. "Continuing Directors" means directors who were directors of ALLTEL at the beginning of the 24-month period ending on the date the determination is made or whose election, or nomination for election, by ALLTEL's stockholders was approved by at least a majority of the directors who are in office at the time of the election or nomination and who either (1) were directors at the beginning of the period or (2) were elected, or nominated for election, by at least a majority of the directors who were in office at the time of the election or nomination and were directors at the beginning of the period;

             (ii) At any time Continuing Directors no longer constitute a majority of the directors of ALLTEL;

             (iii) The Board fixes a record date for determining stockholders entitled to vote upon (1) a merger or consolidation of ALLTEL, statutory share exchange, or other similar transaction with another corporation, partnership, or other entity or enterprise in which either ALLTEL is not the surviving or continuing corporation or Shares are to be converted into or exchanged for cash, securities other than Shares, or other property, (2) a sale or disposition of all or substantially all of the assets of ALLTEL, or (3) the dissolution of ALLTEL; or

             (iv) ALLTEL enters into an agreement with any person, entity, or enterprise the consummation of which would result in the occurrence of an event described in subparagraphs (i), (ii), or (iii) of this paragraph.

        Notwithstanding the foregoing, in no event shall a "Change of Control" be deemed to have occurred with respect to a Participant if the Participant is part of a purchasing group that consummates the Change of Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the immediately preceding sentence if the Participant is an equity participant in the purchasing company or group other than as a result of (y) passive ownership of less than five percent of the voting capital stock or voting equity interests of the purchasing company; or (z) equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change of Control by a majority of the Continuing Directors.

          (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (f) "Director" means any individual who is a member of the Board of Directors of ALLTEL.

          (g) "Disability" means a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

          (h) "Employee" means any full-time, nonunion, salaried employee of ALLTEL or of any of ALLTEL's Subsidiaries. An individual whose only employment relationship with ALLTEL is as a Director shall not be deemed to be an Employee.

          (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (j) "Fair Market Value" means the closing price of the Shares on the New York Stock Exchange on the relevant date or, if there were no sales on that date, the closing price on the next preceding date on which there were sales.

          (k) "Nonemployee Director" means a Director who is not an Employee.

          (l) "Nonqualified Stock Option" or "Option" means an option to purchase Shares granted in accordance with Article 6.

          (m) "Option Price" means the price at which a Share may be purchased upon exercise of an Option.

          (n) "Participant" means a Nonemployee Director who holds one or more outstanding Options.

          (o) "Person" has the meaning given to that term in Section 3(a)(9) of the Exchange Act and used in Section 13(d).

          (p) "Shares" means the shares of Common Stock, $1.00 par value, of ALLTEL.

          (q) "Subsidiary" means (i) any corporation in which ALLTEL owns, directly or indirectly, capital stock representing more than 50% of the combined voting power of all classes of capital stock or (ii) any other entity or enterprise (including, but not limited to, a partnership or a joint venture) in which ALLTEL owns, directly or indirectly, equity interests representing more than 50% of the combined voting power of all classes of equity.

ARTICLE 3.  ADMINISTRATION

     3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board of Directors, subject to the terms and provisions of the Plan. The Board shall have the full power, discretion, and authority to interpret and administer the Plan in a manner consistent with the provisions of the Plan; except that, in no event shall the Board have the power to determine eligibility for participation under the Plan or to determine the number, price, vesting period, or timing of Options to be granted under the Plan (all of which determinations are automatic under the provisions of the Plan), or any other determinations that would cause the Plan not to comply with the "formula award" condition for grants of Options specified in Rule 16b-3(c)(2)(ii) under the Exchange Act.

     3.2 DECISIONS BINDING. All determinations and decisions made by the Board pursuant to the provisions of the Plan, and all related resolutions or actions of the Board, shall be final, conclusive, and binding on all Persons, including ALLTEL, its stockholders, employees, Participants, and Participants' legal representatives and beneficiaries.

ARTICLE 4.  SHARES SUBJECT TO THE PLAN.

     4.1 NUMBER OF SHARES. Subject to adjustment in accordance with Section 4.3, the total number of Shares with respect to which Options may be granted under the Plan is 1,000,000. The grant of an Option shall reduce the Shares available for grant under the Plan by the number of Shares subject to that Option.

     4.2 LAPSED AWARDS. If any Option granted under the Plan terminates, expires, or lapses for any reason without being exercised, all Shares subject to that Option again shall be available for grant under the Plan.

     4.3 ADJUSTMENTS IN SHARES. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, stock split, share combination, or other change in the corporate structure of ALLTEL affecting the Shares, the Board may make such adjustments to the number of outstanding Options, the number of Shares specified in Section 4.1, and to the numbers of Options specified in Sections 6.1 and 6.2 as it determines, in its sole discretion, to be appropriate to prevent dilution or enlargement of rights under the Plan; except that no such adjustment shall be made if the effect of the adjustment would cause the Plan not to comply with the "formula award" condition for grants of Options specified in Rule 16b-3(c)(2)(ii) under the Exchange Act.

ARTICLE 5.  ELIGIBILITY AND PARTICIPATION.

     5.1 ELIGIBILITY. Persons eligible to participate in the Plan are limited to Persons who are Nonemployee Directors on the date of each grant of Options in accordance with Article 6.

     5.2 PARTICIPATION. Nonemployee Directors shall become Participants upon their receipt of grants of Options in accordance with Article 6.

ARTICLE 6.  NONQUALIFIED STOCK OPTIONS

     6.1 INITIAL GRANT OF OPTIONS. Each Person who is a Nonemployee Director immediately following ALLTEL's 1994 Annual Meeting of Stockholders shall be granted an Option to purchase 10,000 Shares, effective on the date that annual meeting is concluded.

     6.2 SUBSEQUENT GRANTS OF OPTIONS. During the period after the date ALLTEL's 1994 Annual Meeting is concluded that the Plan is in effect, each Person who is a Nonemployee Director immediately following each of ALLTEL's annual meetings of stockholders held during calendar years after 1994 (other than a Person who first becomes a Nonemployee Director on the date of any such annual meeting) shall be granted an Option to purchase 2,000 Shares, effective as of the date each such annual meeting of stockholders is concluded, and each Person who first becomes a Nonemployee Director on any date other than the date on which ALLTEL's 1994 Annual Meeting of Stockholders is concluded shall be granted an Option to purchase 10,000 Shares, effective as of the date such Person first becomes a Nonemployee Director.

     6.3 LIMITATION ON GRANT OF OPTIONS. Except for the Options specified in Sections 6.1 and 6.2 herein, no Options shall be granted under the Plan. Options granted under the Plan are not intended to be incentive stock options, as defined in Section 422 of the Code.

     6.4 OPTION AWARD AGREEMENT. Each Option granted in accordance with Sections
6.1 and 6.2 shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares subject to the Option, the vesting schedule applicable to the Option, and such other provisions as the Board shall determine.

     6.5 OPTION PRICE. The Option Price applicable to Shares subject to an Option granted in accordance with Sections 6.1 and 6.2 shall be the Fair Market Value of a Share on the date the grant of the Option is effective.

     6.6 DURATION OF OPTIONS. Each Option shall expire on the tenth anniversary of the effective date of its grant, unless earlier terminated in accordance with the Plan.

     6.7 VESTING OF OPTIONS. Subject to the terms of the Plan, an Option granted under the Plan and held by a Participant shall vest and become exercisable on the earliest of:

        (a) The day immediately preceding the date of the first ALLTEL annual meeting of stockholders following the effective date of the grant of the Option;

        (b) The date of the death of the Participant;

        (c) The date of the Disability of the Participant; or

        (d) The date a Change of Control is deemed to have occurred.

     6.8 TERMINATION OF DIRECTORSHIP. In the event a Participant's status as a Participant terminates because he ceases to be a Nonemployee Director for any reason other than as a result of death or Disability, all Options then held by that former Participant that are not vested and exercisable on the date the Participant ceased to be a Nonemployee Director automatically shall lapse and be forfeited, and the former Participant shall be entitled to no further right or benefit with respect to those Options. All Options then held by that former Participant that are vested and exercisable on the date the Participant ceases to be a Nonemployee Director shall remain exercisable for six months following the date the Participant ceased to be a Nonemployee Director or until the date those Options expire under Section 6.6, whichever period is shorter. In the event of the death of a Participant, all Options then held by the decedent that are exercisable immediately following the death shall remain exercisable until the first anniversary of the date of death or until the date those Options expire under Section 6.6, whichever period is shorter, by the Person who has acquired the Participant's rights under the Option by will or by the laws of descent and distribution. In the event of the Disability of a Participant, all Options then held by the disabled Participant that are exercisable immediately following the Disability (the "Disability Date") shall remain exercisable until the first anniversary of the Disability Date or until the date those Options expire under Section 6.6, whichever period is shorter, by the Participant or by the Participant's legal representative. In the event a Change of Control is deemed to have occurred, all Options then held by a Participant with respect to whom a Change of Control is deemed to have occurred that are exercisable immediately following the Change of Control shall remain exercisable until the date those Options expire under Section 6.6.

     6.9 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise (in the form prescribed by or at the direction of the Board) to the Secretary of ALLTEL, setting forth the number of Shares with respect to which the Option is being exercised, accompanied by full payment for those Shares. The Option Price payable upon exercise of any Option shall be paid either: (a) in cash or (b) by tendering previously acquired Shares of which the Participant exercising the Option has been the "beneficial owner" (as defined under Section 16 of the Exchange Act) for more than six months prior to the date of exercise and that have a Fair Market Value on the date of exercise equal to the total Option Price, or (c) by any combination of (a) and (b). As soon as practicable after receipt of the foregoing written notice of exercise, full payment of the Option Price, and full payment of all amounts due to satisfy any applicable tax withholding requirements (which the Participant shall be required to pay in cash, rather than by application of Shares otherwise deliverable upon exercise of the Option), ALLTEL shall deliver to the Participant, in the Participant's name, certificates evidencing the number of Shares purchased upon exercise of the Option.

     6.10 RESTRICTIONS ON SHARE TRANSFERABILITY. The Board shall impose such restrictions on any Options and Shares acquired upon the exercise of any Options under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, the requirements of the New York Stock Exchange, and any blue sky or state securities laws applicable to the Options and Shares; except that no such restriction shall be imposed if the effect of the restriction would cause the Plan not to comply with the "formula award" condition for grants of Options specified in Rule 16b-3(c)(2)(ii) under the Exchange Act.

     6.11 NONTRANSFERABILITY OF OPTIONS. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary with respect to an Option shall not constitute a transfer for purposes of this Section 6.11.

ARTICLE 7.  AMENDMENT, MODIFICATION, AND TERMINATION

     7.1 AMENDMENT, MODIFICATION, AND TERMINATION. Subject to the terms specified in this Section 7.1, the Board may terminate, amend, or modify the Plan at any time and from time to time; except that the provisions set forth in the Plan regarding the amount, price, timing, and vesting of Options granted under the Plan may not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Without any approval of the stockholders of ALLTEL required by the Code, by the rules under Section 16 of the Exchange Act, by the New York Stock Exchange, or by a regulatory body having jurisdiction with respect hereto, no such termination, amendment, or modification may (a) materially increase the total number or value of Shares that may be available for grants of Options under the Plan, except in accordance with Section 4.3; (b) change the class of Participants eligible to participate in the Plan; or (c) materially increase the benefits accruing to Participants under the Plan.

     7.2 OPTIONS PREVIOUSLY GRANTED. Unless otherwise required by law, no termination, amendment, or modification of the Plan may, in any material respect, adversely affect any Option previously granted and then outstanding under the Plan, without the prior written consent of the Participant holding the Option.

ARTICLE 8.  MISCELLANEOUS

     8.1 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     8.2 BENEFICIARY DESIGNATION. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of the Participant's death (or who may exercise the Participant's rights hereunder that are exercisable following the Participant's death). Each designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Board, and shall be effective only when filed by the Participant in writing with the Board or its designate during the Participant's lifetime.

     8.3 NO RIGHT OF NOMINATION. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by ALLTEL's stockholders.

     8.4 SHARES AVAILABLE. The Shares subject to Options granted under the Plan may be either authorized but unissued Shares or Shares that have been or may be reacquired by ALLTEL.

     8.5 SUCCESSORS. All obligations of ALLTEL under the Plan with respect to Options granted hereunder shall be binding on any successor of ALLTEL by merger, consolidation, or other acquisition of all or substantially all of the business or assets of ALLTEL.

     8.6 REQUIREMENTS OF LAW AND STOCK EXCHANGE. The granting of Options under the Plan shall be subject to all applicable laws, rules, and regulations of any federal and state governmental agencies and of the New York Stock Exchange.

     8.7 GOVERNING LAW. The Plan, and all agreements and instruments contemplated thereby, shall be governed by and construed in accordance with the laws of the State of Delaware.

                                 ALLTEL CORPORATION
    P        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 21, 1994.
    R
         The undersigned hereby appoints Joe T. Ford, Max E. Bobbitt, and
    O John E. Steuri, or any of them, with full power of substitution, as proxies to vote all of the undersigned's shares of voting stock
    X at the Annual Meeting of Stockholders on April 21, 1994, and at any and all adjournments thereof, in accordance with and as more fully
    Y described in the Notice of the Annual Meeting and the Proxy Statement, receipt of which is acknowledged.



                                    Election of Directors, Nominees:
                                    Ben W. Agee, Joe T. Ford, Emon A.
                                      Mahony, Jr.,
                                    John P. McConnell, and Ronald Townsend.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY
    BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                SEE REVERSE
                                                                   SIDE

  X         PLEASE MARK YOUR                                          SHARES IN YOUR NAME
            VOTES AS IN THIS
            EXAMPLE.

      FOR            WITHHELD          FOR         AGAINST     ABSTAIN                     FOR       AGAINST     ABSTAIN


1. Election of              2. Adopt the 1994                               4. Approve Perfor-
   Directors                   Stock Option                                    mance Incentive
   (see reverse)               Plan for                                        Compensation
                               Employees.                                      Plan.

For, except vote withheld from the following nominee(s):
_____________________________________________________                       5. Approve Long-
                            3. Adopt the 1994                                  Term Performance
                               Stock Option                                    Incentive Compen-
                               Plan for Non-                                   sation Plan.
                               Employee
                               Directors.                                   6. Elect independent
                                                                               auditors.

                                                                            7. In their discretion,
                                                                               to transact such
                                                                               other business as
                                                                               may properly come
                                                                               before the meeting
                                                                               or any adjournment
                                                                               thereof.


  SIGNATURE(S) _______________________________________________________ DATE __________

  SIGNATURE(S) _______________________________________________________ DATE __________
  NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
        When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
